PLEDGE AGREEMENT


     PLEDGE AGREEMENT, dated as of April __, 1998, made by AMERICAN BUILDINGS COMPANY, a Delaware corporation (the "Pledgor"), to CANADIAN IMPERIAL BANK OF COMMERCE (the "Agent"), in connection with the Reimbursement Agreement, as hereinafter defined.

                              W I T N E S S E T H:

     WHEREAS, the Industrial Development Authority of Mecklenburg County, Virginia (the "Issuer") has issued its Industrial Development Revenue Bonds (American Buildings Company Project) Series 1994 (the "Bonds") under that Indenture of Trust dated as of December 1, 1994 (the "Indenture") between the Issuer and NationsBank of Virginia, N.A. ("NationsBank"), as trustee (NationsBank or any successor to NationsBank as trustee under the Indenture, the "Trustee");

     WHEREAS, the Indenture provides for the purchase of the Bonds under certain circumstances as set forth in Sections 4.06 and 4.07 of the Indenture from the holders thereof;

     WHEREAS, the Agent has, at the request of and for the account of the Pledgor, issued its irrevocable letter of credit (the "Letter of Credit") to support payments on and purchases of the Bonds and to replace an existing letter of credit issued by La Salle National Bank in connection with the issuance of the Bonds;

     WHEREAS, the obligations of the Pledgor to reimburse the Agent, as Agent, are provided under and pursuant to the terms of a Credit Agreement, dated as of December 4, 1997 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among the Pledgor, as borrower, the lenders from time to time parties thereto (the "Lenders") and Canadian Imperial Bank of Commerce, as Administrative Agent. The proceeds of certain drawings under the Letter of Credit may be used, inter alia, to pay the purchase price of any Bonds tendered for purchase pursuant to the Indenture (to the extent moneys drawn under the Letter of Credit are used to purchase any such Bonds, such Bonds are hereinafter referred to as the "Bank Bonds"); and

     WHEREAS, it is a condition precedent to the issuance of the Letter of Credit that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Agent to issue the Letter of Credit and for other good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Agent as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Indenture shall have such defined meanings when used herein.

     2. Pledge. The Pledgor hereby (a) pledges, assigns, hypothecates, transfers and delivers to the Agent, for its benefit and the benefit of the Lenders, all its right, title and interest in and to the Bank Bonds, as the same may be from time to time delivered to the Trustee, the Remarketing Agent, the Tender Agent or the Company pursuant to the Indenture and (b) hereby grants to the Agent a first lien on, and first security interest in, its right, title and interest in and to the Bank Bonds, the interest thereon and all proceeds thereof, in each case as collateral security for the



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prompt and  complete  payment  when due of all amounts  due with  respect to the obligations of the Pledgor with respect to the Letter of Credit (including, without limitation, all reimbursement obligations, interest accruing thereon and any other amounts owing thereunder or in connection therewith; all the foregoing being hereinafter called the "Obligations").

     3. Covenants. The Pledgor covenants and agrees with the Agent and the Lenders (as defined in the Reimbursement Agreement) that, from and after the date of this Pledge Agreement until this Pledge Agreement is terminated and the security interests created hereby are released:

     (a) If, while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any principal or interest payment with respect to the Bank Bonds, the Pledgor agrees to accept the same as the Agent's agent and to hold the same in trust on behalf of the Agent and to deliver the same forthwith to the Agent. All sums of money so paid with respect to the Bank Bonds which are received by the Pledgor and paid to the Agent shall be credited against the obligations of the Pledgor to the Agent with respect to the Letter of Credit.

     (b) The Pledgor shall maintain any security interest created by this Pledge Agreement as a first, perfected security interest and shall defense such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will, or will cause the Trustee, the Remarketing Agent or Tender Agent to (as the case may be), promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, instructions to the Depository Trust Company to register the Agent as the pledgee of any Bank Bonds (which registration shall not be changed without the prior written consent of the Agent). If any amount payable under or in connection with any Bank Bonds shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner reasonably satisfactory to the Agent, to be held as collateral pursuant to this Pledge Agreement.

     (c) The Borrower shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any Bank Bonds or in connection with any of the transactions contemplated by this Pledge Agreement.

     4. Release of Bank Bonds. Upon a remarketing of the Bank Bonds (or any portion thereof) and receipt by the Agent of notice from the Tender Agent that the Tender Agent has received the proceeds of such remarketing for the benefit of the Agent in accordance with the provisions of Section 6.18 of the Indenture, the Agent agrees to release from the lien of this Pledge Agreement and deliver to the Remarketing Agent or the Pledgor, as appropriate under the Indenture, such Bank Bonds (or such portion thereof) for resale in accordance with the Indenture in an amount equal to the principal amount of such Bank Bonds together with interest accrued from the date to which interest has been paid.

     5. Rights of the Agent. The Agent shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with

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regard  thereto.  If an  Event  of  Default  (as  defined  in the  Reimbursement
Agreement) has occurred and is continuing, the Agent may thereafter, without notice, exercise all rights, privileges or options pertaining to any Bank Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible to the Pledgor for any failure to do so or delay in so doing.

     6. Remedies. In the event that the Obligations have been declared due and payable pursuant to the Reimbursement Agreement, the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Bank Bonds, or any portion thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Bank Bonds, or any portion thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may in its sole discretion deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Agent upon any such sale or sales, public or private, to purchase the whole or any portion of said Bank Bonds so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released; provided, that it is understood that any such sale of any Bank Bonds shall constitute a release thereof for purposes of the Letter of Credit to the extent of such sale. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping, sale, disposition or otherwise of any and all of the Bank Bonds or in enforcement of the rights of the Agent hereunder, including reasonable attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as the Agent may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Agent of any other amount required to be paid by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York, need the Agent account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Agent need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York. The Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Uniform Commercial Code of the State of New York and the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Bank Bonds are insufficient to pay all amounts to which the Agent is entitled, including, without limitation, the fees, costs and expenses of any attorneys employed by the Agent to collect such deficiency.

     7. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that: (a) on the date of delivery to the Agent of any Bank Bonds described herein, neither the Pledgor, nor, to the best of the Pledgor's knowledge, the Issuer, the Remarketing Agent, the Tender Agent or the Trustee will have any right, title or interest in and to the Bank Bonds (except as provided in the Indenture); (b) it has, and on the date of delivery to the Agent of any Bank

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Bonds will have,  full  power,  authority  and legal  right to pledge all of its right,  title and  interest  in and to the Bank Bonds  pursuant  to this  Pledge
Agreement; (c) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation
of  the  Pledgor   enforceable   in  accordance   with  its  terms,   except  as
enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by equitable principles; (d) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement;
(e) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as contemplated by this Pledge Agreement; and (f) the pledge, assignment and delivery of such Bank Bonds pursuant to this Pledge Agreement will create a valid first lien on and a perfected first priority security interest (subject only to the satisfaction of the prerequisites for perfection) in all right, title or interest of the Pledgor in or to such Bank Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Bank Bonds. The Pledgor covenants and agrees that it will defend the Agent's right, title and security interest in and to the Bank Bonds and the proceeds thereof against the claims and demands of any party whatsoever.

     8. No Disposition, etc. Without the prior written consent of the Agent (which consent may only be given if such Bank Bonds have previously been released from the lien of this Pledge Agreement pursuant to Section 4 hereof), the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Bank Bonds, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Bank Bonds, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement and sale of the Bank Bonds pursuant to the Indenture.

     9. Agent's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 9(a) hereof. All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

     10.  Duty of Agent.  The  Agent's  sole duty with  respect to the  custody,

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safekeeping and physical preservation of the Bank Bonds in its possession, under
Section 9- 207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest any funds it may receive in respect of the Bank Bonds. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Bank Bonds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Bank Bonds upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Bank Bonds or any part thereof.

     11. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Lenders, be governed by the Reimbursement Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     12. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Agent, the Pledgor will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Pledge Agreement.

     13. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. No Waiver; Remedies Cumulative. The Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Agent, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by the operative documents (including without limitation, this Pledge Agreement, the Letter of Credit, the Reimbursement Agreement and the other Loan Documents (as defined in the Reimbursement Agreement)) or by law.

     15. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Agent and the Pledgor. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered under seal on the day and year first above written.

                                  AMERICAN BUILDINGS COMPANY


                                  By: /s/________________________________
                                      Name: _____________________________
                                      Title: ____________________________


Accepted by:

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent under the Credit Agreement

By:  CIBC OPPENHEIMER CORP., as Agent


         By:       /s/____________________________
         Name:     _______________________________
         Title:    _______________________________